                                                                   Exhibit 11.1

                         COMPUTER LEARNING CENTERS, INC.
                        Computation of Earnings Per Share
             (dollar amounts in thousands, except per share amounts)
                                   (unaudited)

                                                                                     For the three-month
                                                                                     period ended April 30,
                                                                                     ----------------------
                                                                                        1998         1997 *
                                                                                      ------         ------
Net income                                                                       $     3,143    $     2,243
                                                                                 -----------    -----------

Weighted average number of common shares outstanding -
  Basic                                                                           17,081,118     15,653,220

Dilutive securities:
         Employee stock options                                                      928,623        971,580
         Non-employee stock options                                                   78,058         63,046

Weighted average number of common shares outstanding -
  Diluted                                                                         18,087,799     16,687,846

Earnings per share:
         Basic                                                                   $      0.18    $      0.14
                                                                                 -----------    -----------
                                                                                 -----------    -----------
         Diluted                                                                 $      0.17    $      0.13
                                                                                 -----------    -----------
                                                                                 -----------    -----------


*Share and per share amounts restated to reflect the January 1998 two for one stock spilt and the April 1997 three for two stock split.


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